UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 15, 2009

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2009, Cooper-Standard Holdings Inc., a Delaware corporation (“Holdings”), Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”) entered into the Fourth Amendment to Credit Agreement (the “Amendment”), among Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, amending certain provisions of that certain Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Credit Agreement”), between Holdings, the Borrowers, the lenders who are party thereto, Deutsche Bank Trust Company Americas, as administrative agent, Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners, L.P., UBS Securities LLC and The Bank of Nova Scotia, as co-documentation agents.

The Amendment provides that the U.S. Borrower and its Subsidiaries may participate in the Auto Supplier Support Program established by the U.S. Department of Treasury, whereby the Borrower or any eligible Subsidiary may sell receivables payable by any qualifying Original Equipment Manufacturer to a special purpose vehicle in exchange for (i) a guaranteed payment right of the full amount of any such receivable (less a 2% fee) to be due, generally, on the same date as the original receivable is due (“Permitted Credit Protection Transaction”), or (ii) cash consideration for the full amount of any such receivable (less a 3% fee) to be due no later than four business days following such sale (“Permitted Quick Pay Sale”). The aggregate face amount of all Permitted Quick Pay Sales may not exceed $60,000,000 and any such sales must occur on or prior to the 90th day following the Fourth Amendment Effective Date. Permitted Credit Protection Transactions are not limited in timing or amount. The Amendment also refreshes certain Credit Agreement asset sale baskets used prior to the Fourth Amendment Effective Date in connection with the Company’s participation in the Auto Supplier Support Program. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished with this report:

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Fourth Amendment to Credit Agreement, dated as of May 15, 2009, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Timothy W. Hefferon
Vice President, General Counsel & Secretary

Dated: May 21, 2009

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